EXHIBIT 10.16(a)


                           MEMORANDUM OF UNDERSTANDING


This memorandum summarizes the agreement reached between Dunsmuir Bottling Company and the Council negotiating committee and ratified by the full council at the regular Council meeting of September 20, 1993. This memorandum is to be formalized in a legally binding agreement which will be prepared by the City of Dunsmuir Attorney and subject to review by the Dunsmuir Bottling Company legal counsel.

         1. The total amount of the loan will be $201,887.88 already disbursed.

         2. The repayment term shall remain seven years, but the deferral period shall be extended to thirty-one months.

         3. During the deferral the loan shall accrue interest at 8% per year for the first 12 months, thereafter the loan shall accrue interest at 8% per annum compounded monthly.

         4. Beginning September 1, 1993 the company will begin making payment of the monthly interest accrued on the loan. The first payment is to be made upon acceptance of this memorandum.

         5. Beginning April 1, 1994, the company will begin amortizing the loan over 84 monthly payments (7 years).

         6. Beginning January 1, 1993 the charges for water under the Water Contract shall be $.005 per gallon, billed at $3.7418 per one hundred cubic feet of water.

         7. The water charges for January 1993 through August 1993 billings shall be deferred until receipt of SP settlement.

         8. The City agrees to subordinate its $201,887.88 loan to a $30,000 loan between the Company and Country National Bank.


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         9. The Company agrees to assign to the City the proceeds from its
         Settlement in the Sacramento River Spill cases, and execute a legally binding assignment:

         Said proceeds to be in an amount sufficient to pay all principal and interest that should have been paid from September 1, 1992 under the original terms plus the first years deferred interest and all the deferred water charges.

         In the event proceeds are not sufficient to pay the full amount set forth above, they shall be applied first to interest owing from Sept 1, 1992, then to deferred water charges, then to principal payments from Sept 1, 1993, then to the first year's deferred interest.


Accepted this date: Oct. 6, 1993
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CITY OF DUNSMUIR                            DUNSMUIR BOTTLING COMPANY


By: /s/ Alan N. Harvey                      By: /s/ Paul A. Kassis
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Alan N. Harvey, City Manager                Paul A. Kassis, President


                                            /s/ Scott E. Lidster, Secretary
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